Exhibit 99.1

IEC ANNOUNCES FISCAL 2018 FIRST QUARTER RESULTS

Newark, New York, February 7, 2018 - IEC Electronics Corp. (NYSE American: IEC) today announced results for the fiscal 2018 first quarter ended December 29, 2017.

IEC reported revenues of $21.2 million for the first quarter of fiscal 2018 compared with revenues of $21.0 million for the first quarter of fiscal 2017. Gross profit margin for the first quarter of fiscal 2018 was 7.2% as compared to 8.6% in the same quarter last year. Selling and administrative expenses increased to $2.8 million or 13.2% of sales in the first quarter of fiscal 2018 as compared to $2.4 million or 11.6% of sales in the first quarter of fiscal 2017. The Company recorded a net tax benefit of approximately $1 million in the quarter due to the 2017 Tax Cuts and Jobs Act which, among other things, makes previous paid federal AMT now refundable regardless of whether there is future income tax liability before AMT credits. The Company reported a net loss for first quarter of fiscal 2018 of $0.5 million or a loss of $0.05 per share, compared to a net loss of $0.9 million, or a loss of $0.09 per share, in the first quarter of last year.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “Our fiscal 2018 first quarter revenue results were disappointing in terms of conversion of backlog. As we continue to build momentum on our path to growth, we entered the fiscal quarter with a high percentage of new programs that were scheduled to be manufactured. We encountered several challenges, both internally and externally, that inhibited the execution of the plan including global supply chain challenges associated with component shortages as well as customer controlled delays associated with the overall on-boarding process. That being said, despite the lower than expected conversion rate in the fiscal 2018 first quarter, we are optimistic about the remainder of fiscal 2018 as we see our sales pipeline and backlog continue to grow.

Our transition to a growth company is exciting, yet challenging. The rate at which our Company is experiencing new programs and backlog growth is something that has not been experienced in many years and at times, might make our execution plans a bit unpredictable due to the complexity of the on-boarding process as well as the global electronic component supply situation. That being said, I am confident our Company will continue to execute and adapt to this new type of environment.”

Mr. Schlarbaum continued, “We also recently announced that we entered into a $1.5 million Equipment Line Term Loan line of credit with M&T bank that we believe, along with our solid balance sheet, provides us with a solid platform for the expansion of our business as we continue to gain marketplace recognition as a leading provider of electronic manufacturing solutions for life-saving and mission critical products. We remain focused on our go-to-market strategy and advancing on our path to growth throughout fiscal 2018.”

Conference Call:

IEC will host a conference call, today, Wednesday, February 7, 2018 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2018 first quarter.

Exhibit 99.1

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.

A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference i.d. number 24514.

To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.investorcalendar.com/event/24514. An online replay will be available shortly after the call.

About IEC Electronics
IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors. The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2008, AS9100D, ISO 13485, and Nadcap.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.
Note Regarding Forward-Looking Statements

References in this report to “IEC,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; variability of our operating results; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; variability and timing of customer requirements; technological, engineering and other start-up issues related to new programs and products; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; risks related to the

Exhibit 99.1

accuracy of the estimates and assumptions we used to revalue our net deferred tax assets in accordance with the Tax Cuts and Jobs Act; the types and mix of sales to our customers; intellectual property litigation; our ability to maintain effective internal controls over financial reporting; unforeseen product failures and the potential product liability claims that may be associated with such failures; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission (the “SEC”).

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Contact:	Michael T. Williams	Audra Gavelis
	Chief Financial Officer	Director of Marketing & Investor Relations
	IEC Electronics Corp.	IEC Electronics Corp.
	(315) 332-4324	(315) 332-4559
	mwilliams@iec-electonics.com	agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 29, 2017 and SEPTEMBER 30, 2017
(unaudited, in thousands, except share and per share data)

	December 29, 2017	September 30, 2017
ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net of allowance	13,818	17,887
Inventories	20,887	15,605
Other current assets	1,253	1,018
Total current assets	35,958	34,510

Property, plant & equipment, net	17,989	17,777
Deferred income taxes	1,010	—
Other long term assets	148	160
Total assets	$55,105	$52,447

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,626	$987
Current portion of capital lease obligation	220	215
Accounts payable	15,505	13,046
Accrued payroll and related expenses	1,459	1,013
Other accrued expenses	476	444
Customer deposits	1,765	1,611
Total current liabilities	21,051	17,316

Long-term debt	13,456	14,023
Long-term capital lease obligation	5,305	5,362
Other long-term liabilities	1,265	1,317
Total liabilities	41,077	38,018

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:	—	—
500,000 shares authorized; none issued or outstanding
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,261,547 and 11,252,566 shares, respectively
Outstanding: 10,206,059 and 10,197,078 shares, respectively	102	102
Additional paid-in capital	46,882	46,789
Accumulated deficit	(31,367)	(30,873)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	14,028	14,429
Total liabilities and stockholders’ equity	$55,105	$52,447

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED DECEMBER 29, 2017 and DECEMBER 30, 2016
(unaudited; in thousands, except share and per share data)

	Three Months Ended
	December 29, 2017	December 30, 2016

Net sales	$21,156	$20,976
Cost of sales	19,638	19,181
Gross profit	1,518	1,795

Selling and administrative expenses	2,788	2,441
Operating loss	(1,270)	(646)

Interest and financing expense	234	219
Loss before income taxes	(1,504)	(865)

Benefit from income taxes	(1,010)	—

Net loss	$(494)	$(865)

Net loss per common share:
Basic	$(0.05)	$(0.09)
Diluted	$(0.05)	$(0.09)

Weighted average number of shares outstanding:
Basic	10,204,413	10,163,291
Diluted	10,204,413	10,163,291